As filed with the Securities and Exchange Commission on August 28, 1997.
                                              Registration No. 33-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                           RISK CAPITAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      06-1424716
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                   Identification Number)

                                20 Horseneck Lane
                          Greenwich, Connecticut 06830
                                 (203) 862-4300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                              Peter A. Appel, Esq.
                      Managing Director and General Counsel
                           Risk Capital Holdings, Inc.
                                20 Horseneck Lane
                          Greenwich, Connecticut 06830
                                 (212) 862-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                   Copies to:
                               Immanuel Kohn, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                            ------------------------
                       Approximate date of commencement of
                 proposed sale to the public: From time to time
            after the effective date of this Registration Statement.


If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering./ /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
Title of Each Class of             Amount to        Proposed Maximum Aggregate   Proposed Maximum Aggregate      Amount of
Securities to be Registered      be Registered         Price Per Share (1)           Offering Price (1)      Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock                    1,750,000 Shares             $21.50                      $37,625,000              $11,402
=============================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee and computed pursuant to Rule 457(c) under the Securities Act of 1933 as amended, based on the market value of the Registrant's Common Stock. The market value of the Registrant's Common Stock was computed by taking the average of the high and low sale prices reported for the Common Stock by the Nasdaq National Market on August 26, 1997 which was $21.50 per share.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED August 28, 1997

PROSPECTUS
                                1,750,000 Shares

                           RISK CAPITAL HOLDINGS, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale, from time to time, of 1,750,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Risk Capital Holdings, Inc. (the "Company") by The Trident Partnership, L.P. (the "Selling Stockholder"). See "Selling Stockholder and Principal Stockholders." The Company will not receive any of the proceeds from the sale of the Shares.

     The Shares offered hereby may be offered for sale by the Selling Stockholder from time to time at market prices prevailing at the time of sale or at negotiated prices. Certain of the expenses of this offering, estimated at $83,402, will be borne by the Company.

     The Selling Stockholder and brokers through whom sales of the Shares may be made may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholder or such brokers on the sale of such Common Stock may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is traded on the Nasdaq National Market under the symbol "RCHI." The last reported sale price of the Common Stock on August 27, 1997 was $21.875 per share.

     The Shares may be sold directly by the Selling Stockholder, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Selling Stockholder or any underwriters are involved in any sale of Shares in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement.

                                ----------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

                The date of this Prospectus is           , 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov.

     This Prospectus constitutes part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the Company and the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Reference is made to the Registration Statement and to the exhibits thereto, as well as to the documents incorporated by reference in this Prospectus, for further information with respect to the Company and the Shares.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company (File No. 0-26456) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, including portions incorporated therein of the Company's definitive Proxy Statement dated April 14, 1997.

          2. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

          3. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

          4. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on July 18, 1995, as amended on September 13, 1995 by Form 8-A/A, including any further amendment or report filed for the purpose of updating such description.

          5. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the applicable Shares.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Risk Capital Holdings, Inc., 20 Horseneck Lane, Greenwich, Connecticut, 06830, Attention: Office of the Secretary; telephone number: (203) 862-4300.

                                ----------------

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute part of this Prospectus except as so modified.

                                   THE COMPANY

     The Company, incorporated in March 1995 under the laws of the State of Delaware, is a global reinsurance company which integrates reinsurance underwriting with an investment strategy focused on the insurance industry. The Company believes that reinsurance underwriting and investment skills can be mutually reinforcing and that successfully employing such skills in an integrated manner can result in enhanced stockholder returns.

     The Company operates through its wholly owned subsidiary, Risk Capital Reinsurance Company ("Risk Capital Reinsurance"), whose primary focus is on traditional and finite risk property and casualty reinsurance treaty coverages, including excess of loss reinsurance and quota share or proportional reinsurance. As of June 30, 1997, Risk Capital Reinsurance had statutory capital and surplus of $365.0 million. Based upon data available as of June 30, 1997 from the Reinsurance Association of America, Risk Capital Reinsurance is the thirteenth largest United States based broker market oriented reinsurer as measured by statutory surplus.

     For information as to the principal stockholders of the Company, see "Selling Stockholder and Principal Stockholders."

     The Company's executive offices are located at 20 Horseneck Lane, Greenwich, Connecticut 06830 and its telephone number is (203) 862-4300.

                                 USE OF PROCEEDS

     All of the Shares offered hereby are being offered for sale by the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of June 30, 1997.

                              Stockholders' Equity
                             (dollars in thousands)

Preferred stock, $.01 par value:
    20,000,000 shares authorized (none issued)..............            --
Common stock, $.01 par value:
    80,000,000 shares authorized (1997: 17,045,246;
    1996: 17,031,246 shares issued)........................... $       170
Additional paid-in capital..................................       340,714
Unrealized appreciation of investments, net of income tax.....      35,015
Deferred compensation under stock award plan................        (2,194)
Retained earnings...........................................         5,673
Less treasury stock, at cost (1997, 10,073 shares)............        (169)
                                                                  --------
         Total Stockholders' Equity.........................      $379,209
                                                                  ========

                                 DIVIDEND POLICY

     The declaration and payment of dividends is at the discretion of the Board of Directors of the Company and depends upon the Company's results of operations and cash flows, the financial position and capital requirements of the Company, general business conditions, legal, tax and regulatory restrictions on the payment of dividends and other factors the Board of Directors of the Company deems relevant. There is no requirement or assurance that dividends will be declared or paid in the future. The payment of dividends by the Company will be dependent upon the ability of Risk Capital Reinsurance, the Company's principal operating subsidiary, to provide funds (principally dividends and other distributions) to the Company. The ability of Risk Capital Reinsurance to pay dividends or make distributions to the Company is dependent upon Risk Capital Reinsurance's ability to achieve satisfactory underwriting and investment results and to meet certain regulatory standards of its jurisdiction of domicile. See "Business--Insurance Regulation" in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K").

                 SELLING STOCKHOLDER AND PRINCIPAL STOCKHOLDERS

     The Selling Stockholder is offering to sell all of the shares of Common Stock it owns in this offering. However, after giving effect to the offering, the Selling Stockholder will continue to own warrants to purchase 1,386,079 shares of Common Stock, which represents approximately 7.1% of the outstanding shares of Common Stock (assuming the exercise of all immediately exercisable warrants and options to purchase Common Stock).

     In addition, after giving effect to the offering, the principal stockholders of the Company will continue to be (i) a wholly owned subsidiary of EXEL Limited ("EXEL"), which beneficially owns approximately 22.0% of the outstanding shares of Common Stock (or 19.1% assuming the exercise of all immediately exercisable warrants and options to purchase Common Stock), (ii) a subsidiary of Marsh & McLennan Companies Inc. ("Marsh"), which beneficially owns approximately 8.2% of the outstanding shares of Common Stock (or 11.7% assuming the exercise of all immediately exercisable warrants and options to purchase Common Stock), and (iii) the Selling Stockholder. Marsh also owns additional warrants to purchase an additional 1,920,601 shares of Common Stock which are not exercisable until September 1998 and vest only if the Common Stock trades at or above $30 per share for 20 out of 30 consecutive trading days. EXEL, Marsh and the Selling Stockholder acquired the securities in the Company owned by them in connection with the initial capitalization of the Company in 1995 and in transactions exempt from the registration requirements of the Securities Act. In connection with existing registration rights arrangements, EXEL and Marsh have agreed not to request any registration of securities of the Company owned by them under the Securities Act for at least 180 days after the date hereof.

     For a description of certain relationships between or among the Selling Stockholder, the Company and other interested persons, see the 1996 10-K and the portions of the Company's 1997 Proxy Statement incorporated therein by reference, including "Certain Relationships and Related Transactions."

                              PLAN OF DISTRIBUTION

     The Shares to be offered for sale by the Selling Stockholder may be offered for sale from time to time at market prices prevailing at the time of sale or at negotiated prices, and without payment of any underwriting discounts or commissions except for usual and customary selling commissions paid to brokers or dealers. This Prospectus may be used from time to time by the Selling Stockholder to offer the Common Stock registered hereby for sale in transactions in which such Selling Stockholder, or broker or dealer, may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such shares may be deemed to be underwriting discounts and commissions, under the Securities Act. The sale of the Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at mar-ket prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     The Selling Stockholder may sell Shares through underwriters or dealers, directly to one or more purchasers, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the Shares will, if required, be named in the applicable Prospectus Supplement.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and/or the Selling Stockholder, or their affiliates, in the ordinary course of business.

     The Company has agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities, including liabilities under the Securities Act. The Company is obligated to pay, or reimburse, the Selling Stockholder for certain expenses of the offering.

     In order to comply with the securities laws of certain states, if applicable, the Shares offered hereby will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  LEGAL MATTERS

     Certain legal matters covered by this Prospectus will be passed upon for the Company by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                     EXPERTS

The consolidated financial statements and schedules of Risk Capital Holdings, Inc. as of December 31, 1995 and 1996, and for each of the years in the period ended December 31, 1996, incorporated by reference in this Prospectus from the 1996 10-K, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their reports thereon incorporated herein by reference. Such financial statements have been so incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             [PROSPECTUS BACK COVER]

                                TABLE OF CONTENTS


                                                 Page                                                  Page

Available Information.......................      2     Dividend Policy............................      5
Incorporation of Certain Documents by                   Selling Stockholder and Principal
   Reference................................      3        Stockholders............................      6
The Company.................................      4     Plan of Distribution.......................      6
Use of Proceeds.............................      4     Legal Matters..............................      7
Capitalization..............................      5     Experts....................................      7


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the registrant's expenses in connection with the issuance of the Shares being registered. Except for the registration fee, the listed amounts are estimates.

        Registration fee ..............................     $      11,402
        Printing and duplicating expenses .............            25,000
        Legal fees and expenses .......................            35,000
        Accounting fees and expenses ..................             2,000
        Miscellaneous .................................            10,000
                                                             ------------
                 Total ................................      $     83,402
                                                             ============

----------

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     Risk Capital Holdings, Inc. (the "Company") has adopted provisions in its Certificate of Incorporation and By-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Delaware Law.

     In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Law or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care.

Item 16.  Exhibits.

Exhibit No.   Description

(5)           Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.
(23.1)        Consent of Price Waterhouse LLP.
(23.2)        Consent of Cahill Gordon & Reindel (included in Exhibit (5)).
(24)          Powers of Attorney (included in signature pages hereof).

Item 17.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the

                    "Commission") pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenwich, State of Connecticut on August 28, 1997.

                                  RISK CAPITAL HOLDINGS, INC.
                                          (Registrant)


                                  By:    /s/ Mark D. Mosca
                                         ------------------------------
                                         Mark D. Mosca
                                         President

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Mosca, Peter A. Appel and Paul J. Malvasio, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                Date
---------                       -----                                ----

/s/ Mark D. Mosca               President (Principal             August 27, 1997
---------------------------     Executive Officer) and
Mark D. Mosca                   Director

Signature                       Title                                Date
---------                       -----                                ----

/s/ Paul J. Malvasio            Chief Financial Officer and      August 27, 1997
----------------------------    Treasurer (Principal Financial
Paul J. Malvasio                and Principal Accounting
                                Officer)

/s/ Robert Clements             Chairman and Director            August 27, 1997
---------------------------
Robert Clements

/s/ Michael P. Esposito, Jr.    Director                         August 27, 1997
----------------------------
Michael P. Esposito, Jr.

/s/ Allan W. Fulkerson          Director                         August 27, 1997
--------------------------
Allan W. Fulkerson

/s/ Lewis L. Glucksman          Director                         August 27, 1997
-------------------------
Lewis L. Glucksman

/s/ Ian R. Heap                 Director                         August 27, 1997
---------------------------
Ian R. Heap

______________________          Director
Thomas V.A. Kelsey

/s/ Mark N. Williamson          Director                         August 27, 1997
-------------------------
Mark N. Williamson

/s/ Philip L. Wroughton         Director                         August 27, 1997
--------------------------
Philip L. Wroughton

                                  Exhibit Index



Exhibit No.              Description
-----------              -----------

5*                       Opinion of Cahill Gordon & Reindel
                         regarding the legality of the securities being registered.

23.1*                    Consent of Price Waterhouse LLP.

23.2*                    Consent of Cahill Gordon & Reindel (included in
                         Exhibit (5)).

24* Powers of Attorney (included in signature pages hereof).

-------------

* filed herewith